UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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Opendoor Technologies Inc.

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On July 28, 2025, Opendoor Technologies Inc. issued the below press release in connection with its Special Meeting of Stockholders, which was briefly convened on July 28, 2025 and adjourned until August 27, 2025.

Opendoor to Adjourn Special Meeting of Stockholders to August 27, 2025

SAN FRANCISCO, July 28, 2025 -- Opendoor Technologies Inc. (“Opendoor” or the “Company”) (Nasdaq: OPEN), a leading e-commerce platform for residential real estate transactions, today announced that it intends to convene and then adjourn the Special Meeting of Stockholders (the “Special Meeting”) scheduled to occur at 9:30 a.m. Pacific Time, on Monday, July 28, 2025 until August 27, 2025. No other business will be conducted at the Special Meeting.

The Special Meeting was being held to consider two proposals related to a discretionary reverse stock split of the Company’s common stock. Approval of the proposals does not mean that a reverse stock split would occur. Rather, an approval would provide the Company’s Board of Directors with an option to pursue a reverse stock split only if the Board believes it is in the best interests of Opendoor and its stockholders, which includes seeking to ensure that Opendoor remains listed on Nasdaq.

As previously disclosed, the Company received notice from Nasdaq in May that it had failed to comply with Nasdaq listing rules because the closing price of the Company’s common stock was below $1.00 per share for 30 consecutive business days.

For Opendoor to be back in compliance with Nasdaq listing rules, the closing price of Opendoor’s common stock must be at least $1.00 per share for a minimum of 10 consecutive business days by November 24, 2025, and Nasdaq, in its sole discretion, can extend this minimum 10-day trading period. As of today, Nasdaq has not notified the Company that it has regained compliance with Nasdaq listing requirements.

In light of the recent volatility in the trading of Opendoor’s common stock and the impact on its trading price, the Board believes it is in the best interests of Opendoor and its stockholders to adjourn the Special Meeting today to allow for additional time to assess market conditions and the Company’s stock price before holding the Special Meeting.

The Special Meeting will be adjourned until 9:30 a.m. Pacific Time on August 27, 2025. It will continue to be held online at www.virtualshareholdermeeting.com/OPEN2025SM. For information on how to attend the reconvened Special Meeting online and submit questions during the Special Meeting, please see the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on June 16, 2025 (the “Proxy Statement”).

The record date for stockholders entitled to vote at the Special Meeting remains June 4, 2025. During the period of adjournment, the Company will continue to accept stockholder votes and any stockholders who have not yet voted are encouraged to do so. The Company encourages any eligible stockholder that has not yet voted their shares or provided voting instructions to their broker or other record holders to do so promptly. Any stockholders who have already voted or submitted a proxy do not need to take any further action unless they wish to change their vote.

Additional Information and Where to Find It

The Company has, on June 16, 2025, filed a Proxy Statement with the SEC with respect to its solicitation of proxies for the Special Meeting.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SOLICITATION.

Investors and security holders may obtain copies of these documents and other documents filed with the SEC by the Company free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company are also available free of charge by accessing the Company’s website at www.opendoor.com.

Participants in the Solicitation

The Company, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by the Company. Information about the Company’s executive officers and directors is available in the Company’s definitive proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on April 25, 2025 (the “Annual Meeting Proxy Statement”). To the extent holdings by our directors and executive officers of the Company securities reported in the Annual Meeting Proxy Statement for the 2025 Annual Meeting of Stockholders have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Copies of the documents filed by the Company are also available free of charge by accessing the Company’s website at www.opendoor.com.

About Opendoor

Opendoor is a leading e-commerce platform for residential real estate transactions whose mission is to power life’s progress, one move at a time. Since 2014, Opendoor has provided people across the U.S. with a simple and certain way to sell and buy a home. Opendoor is a team of problem solvers, innovators, and operators who are leading the future of real estate. Opendoor currently operates in markets nationwide.
For more information, please visit www.opendoor.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “might,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strategy,” “strive,” “target,” “vision,” “will,” or “would,” any negative of these words or other similar terms or expressions may identify forward-looking statements. The absence of these words does not mean that a statement is not forward-looking. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s intention or ability to regain compliance with any applicable Nasdaq Global Select Market listing rules, the Company’s intention or ability to effectuate a reverse stock split to ensure continued listing on the Nasdaq Global Select Market, and the adjournment of the Special Meeting. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee these results. Differences in our actual results from those described in these forward-looking statements may result from actions taken by us as well as from risks and uncertainties beyond our control. For more information about potential factors that could affect our business and financial results, please review the “Risk Factors” described in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC and in our other filings with the SEC. Except as may be required by law, we do not intend, and undertake no duty, to update this information to reflect future events or circumstances.

Contacts
Investors:
investors@opendoor.com

Media:
press@opendoor.com